News Release
For Release October 17, 2018
9:00 AM

Contact: (803) 951- 2265
Joseph G. Sawyer, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces Third Quarter Results and Cash Dividend

Third Quarter Highlights

•	Net income of $2.833 million.
•	Diluted EPS of $0.37 per common share.
•	Net loan growth of $12.2 million during the quarter and $49.7 million year-to-date, an annualized growth rate of 10.2%.
•	Pure deposit growth, including customer cash management of $5.4 million during the quarter and $58.0 million year-to-date, a 10.3% annualized growth rate.
•	Excellent key credit quality metrics with non-performing assets (NPAs) of 0.45%, past dues of 0.39% and a year-to-date net loan recovery of $236 thousand.
•	Cash dividend of $0.10 per common share, the 67th consecutive quarter of cash dividends paid to common shareholders.

Lexington, SC – October 17, 2018 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the third quarter of 2018 of $2.833 million as compared to $1.893 million in the third quarter of 2017, a 49.7% increase. Diluted earnings per common share were $0.37 for the third quarter of 2018 compared to $0.28 in the third quarter of 2017, an increase of 32.1%. Year-to-date 2018 net income is $8.543 million, a 60.8% increase over the $5.313 million earned in the first nine months of 2017. Year-to-date diluted earnings per share are $1.11 compared to $0.78 during the same time period in 2017, a 42.3% increase. First Community President and CEO Mike Crapps commented, “Earnings continue to be strong and we are pleased with the annualized growth rates for both loans and deposits. Credit quality continues to be excellent with low NPAs and past dues and another quarter of net loan recovery.”

Cash Dividend and Capital

The Board of Directors approved a cash dividend for the third quarter of 2018. The company will pay a $0.10 per share dividend to holders of the company’s common stock. This dividend is payable November 13, 2018 to shareholders of record as of October 30, 2018. Mr. Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 67th consecutive quarter.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceed the well capitalized minimum levels currently required by regulatory statute. At September 30, 2018, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.32%, 13.76%, and 14.54%, respectively. This compares to the same ratios as of September 30, 2017, of 10.55%, 14.73%, and 15.60%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.84%, 13.85%, and 13.96% respectively as of September 30, 2018. Further, the company’s ratio of tangible common equity to tangible assets was 8.51% as of September 30, 2018. Also, as of September 30, 2018, the Common Equity Tier One ratio for the company and the bank were 11.91% and 13.18%, respectively.

Asset Quality

The non-performing assets ratio for the third quarter of 2018 was 0.45% of total assets with a nominal level of non-performing assets of $4.854 million. Trouble debt restructurings, that are still accruing interest, were $1.256 million at the end of the third quarter of 2018.

There was a net loan recovery for the quarter of $118 thousand with a year-to-date net loan recovery of $236 thousand. The ratio of classified loans plus OREO now stands at 6.91% of total bank regulatory risk-based capital as of September 30, 2018.

Balance Sheet

(Numbers in millions)

	Quarter Ended 9/30/18	Quarter Ended 6/30/18	Quarter Ended 12/31/17	Year To Date $ Variance	Year To Date % Variance
Assets
Investments	$270.0	$273.7	$284.4	($14.4)	(5.1%)
Loans	696.5	684.3	646.8	49.7	7.7%

Liabilities
Total Pure Deposits	$773.6	$773.2	$729.5	$44.1	6.0%
Certificates of Deposit	148.2	160.2	158.8	(10.6)	(6.7%)
Total Deposits	$921.8	$933.4	$888.3	$33.5	3.8%

Customer Cash Management	$33.2	$28.2	$19.3	$13.9	72.0%
FHLB Advances	4.2	0.2	14.3	(10.1)	(70.6%)

Total Funding	$959.1	$961.8	$921.9	$37.2	4.0%
Cost of Funds (including demand deposits)	0.45%	0.37%	0.30%		15	bps
Cost of Deposits	0.35%	0.28%	0.22%		13	bps

Mr. Crapps commented, “Strong commercial loan production continued this quarter with $34.9 million in new production bringing our total for the year to $105.8 million. This resulted in growth in the loan portfolio of $12.2 million in the quarter, which is an annualized growth rate of 10.2%. In addition, our deposit franchise remains strong, although we are seeing pressure on the cost of deposits in this rising interest rate environment.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $8.883 million for the third quarter of 2018, relatively flat on a linked quarter basis. Net interest margin, on a taxable equivalent basis, was 3.60%, down 11 basis points on a linked quarter basis. This decline in net interest margin is primarily attributable to rising costs of funds. Crapps commented, “Given our strong liquidity, we have been able to limit the impact of rising interest rates on our overall cost of funds. This quarter reflects some pricing adjustments needed in order to remain competitive and defend our core banking relationships. Also impacting the net interest margin was pressure on the loan portfolio yield driven primarily by the flat yield curve, decreased interest income accretion from non-accrual loan payoffs, and the mix of new loans produced during the quarter. The securities portfolio yield was negatively impacted by elevated prepayments of certain floating rate SBA pool securities which accelerated the premium amortization. It should be noted that since the third quarter of 2016, our total cost of deposits have increased by just 10 basis points from 25 basis points to 35 basis points while average earning asset yields have increased by 44 basis points during that same period of time.”

Non-Interest Income

Non-interest income was $2.842 million for the third quarter. Revenues in the mortgage line of business were $1.159 million in the third quarter of 2018 up 12.3% year-over-year. This increase was driven by a similar percentage of increase in mortgage loan production. The investment advisory line of business revenue for the third quarter was $423 thousand, an increase of 25.9% year-over-year and 5.5% on a linked quarter basis. Notably, assets under management in this line of business are now $306.8 million, which is a 20.9% increase in the last twelve months. Deposit fees generated in the commercial and retail banking line of business increased 14.5% year-over-year and 2.6% on a linked quarter basis. Mr. Crapps commented, “Our strategy of generating revenue streams from multiple lines of business continues to serve us well. We continue to work to leverage each of our lines of business.”

Non-Interest Expense

Non-interest expense was $8.134 million for the quarter a slight decrease of 1.1% over the second quarter non-interest expense of $8.225 million. Other non-interest expense decreased by $306 thousand, primarily attributable to non-recurring expenses related to the purchase of a South Carolina Rehabilitation Tax Credit during the second quarter and the reimbursement during the third quarter of previously paid costs associated with a renegotiated contract within the financial planning line of business. This decrease was partially offset by higher salaries and benefit expenses of $198 thousand in the third quarter, the majority of this increase being higher mortgage expenses.

Other

During the third quarter, the company began renovations on a downtown banking office in Greenville, South Carolina and began construction on a new banking office facility in Evans, Georgia. These new banking offices are scheduled to open in early and mid-2019, respectively.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, and Upstate, South Carolina markets as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA
(Dollars in thousands, except per share data)
	At September 30,		December 31,
	2018	2017	2017

Total Assets	$1,091,142	$914,228	$1,050,731
Other short-term investments (1)	22,709	15,393	15,788
Investment Securities	269,963	248,672	284,395
Loans held for sale	5,528	6,018	5,093
Loans	696,515	568,488	646,805
Allowance for Loan Losses	6,212	5,656	5,797
Goodwill	14,637	5,078	14,589
Other Intangibles	2,142	878	2,569
Total Deposits	921,722	770,082	888,323
Securities Sold Under Agreements to Repurchase	33,226	17,469	19,270
Federal Home Loan Bank Advances	4,236	17,255	14,250
Junior Subordinated Debt	14,964	14,964	14,964
Shareholders’ Equity	108,186	86,595	105,663

Book Value Per Common Share	$14.18	$12.91	$13.93
Tangible Book Value Per Common Share	$11.98	$12.02	$11.66
Equity to Assets	9.91%	9.47%	10.06%
Tangible common equity to tangible assets	8.51%	8.88%	8.56%
Loan to Deposit Ratio	75.57%	73.82%	73.38%
Allowance for Loan Losses/Loans	0.89%	0.99%	0.89%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:
Leverage Ratio	10.32%	10.55%	10.11%
Tier 1 Capital Ratio	13.76%	14.72%	14.01%
Total Capital Ratio	14.54%	15.59%	14.79%
Common Equity Tier 1	11.91%	12.48%	12.07%
Tier 1 Regulatory Capital	$110,461	$95,470	$103,754
Total Regulatory Capital	$116,674	$101,126	$109,551
Common Equity Tier 1	$96,003	$80,970	$89,364

Average Balances:
	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Average Total Assets	$1,087,153	$911,217	$1,071,772	$911,042
Average Loans	696,157	569,461	677,441	561,844
Average Earning Assets	992,644	838,579	976,326	837,010
Average Deposits	923,708	765,399	912,178	764,830
Average Other Borrowings	47,018	52,139	45,194	54,461
Average Shareholders’ Equity	107,892	86,224	106,514	84,725

Asset Quality:
	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017
Loan Risk Rating by Category (End of Period)
Special Mention	$6,716	$7,212	$9,348	$10,121
Substandard	5,811	5,923	7,033	7,380
Doubtful	—	—	—	—
Pass	683,988	671,198	652,202	629,304
	$696,515	$684,333	$668,583	$646,805

	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017
Nonperforming Assets:
Non-accrual loans	$2,904	$2,958	3,127	$3,380
Other real estate owned	1,921	1,824	1,907	1,934
Accruing loans past due 90 days or more	29	959	34	—
Total nonperforming assets	$4,854	$5,741	$5,068	$5,314
Accruing trouble debt restructurings	$1,829	$1,926	$1,794	$1,770

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Loans charged-off	$—	$12	$9	$44
Overdrafts charged-off	23	40	100	76
Loan recoveries	(119)	(47)	(246)	(189)
Overdraft recoveries	(9)	(5)	(27)	(13)
Net Charge-offs (recoveries)	$(105)	$—	$(164)	$(82)
Net Charge-offs to Average Loans	N/A	N/A	N/A	N/A

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		March 31,		September 30,
	2018	2017	2018	2017	2018	2017	2018	2017
Interest Income	$9,985	$7,921	$9,819	$7,724	$9,331	$7,773	$29,135	$23,416
Interest Expense	1,102	694	880	675	797	712	2,779	2,080
Net Interest Income	8,883	7,227	8,939	7,049	8,534	7,061	26,356	21,336
Provision for Loan Losses	21	166	29	78	202	116	252	360
Net Interest Income After Provision	8,862	7,061	8,910	6,971	8,332	6,945	26,104	20,976
Non-interest Income:
Deposit service charges	434	379	423	348	463	320	1,320	1,047
Mortgage banking income	1,159	1,032	1,016	1,248	951	670	3,126	2,950
Investment advisory fees and non-deposit commissions	423	336	401	314	383	258	1,207	908
Gain on sale of securities	—	124	94	172	(104)	54	(10)	350
Gain (loss) on sale of other assets	(29)	40	22	68	15	20	8	128
Loss on early extinguishment of debt	—	(165)	—	(223)	—	(58)	—	(446)
Other	855	676	955	717	923	714	2,733	2,108
Total non-interest income	2,842	2,422	2,911	2,644	2,631	1,978	8,384	7,045
Non-interest Expense:
Salaries and employee benefits	5,079	4,122	4,881	4,261	4,577	4,086	14,537	12,469
Occupancy	611	532	583	539	614	527	1,808	1,598
Equipment	388	396	398	506	381	446	1,167	1,348
Marketing and public relations	177	96	194	298	89	221	460	615
FDIC assessment	94	78	83	78	81	78	258	234
Other real estate expense	37	19	31	29	18	27	86	75
Amortization of intangibles	142	74	143	74	142	75	427	223
Merger expenses	—	228	—	98	—	—	—	326
Other	1,606	1,349	1,912	1,487	1,692	1,260	5,210	4,096
Total non-interest expense	8,134	6,894	8,225	7,370	7,594	6,720	23,953	20,984
Income before taxes	3,570	2,589	3,596	2,245	3,369	2,203	10,535	7,037
Income tax expense	737	696	595	581	660	447	1,992	1,724
Net Income	$2,833	$1,893	$3,001	$1,664	$2,709	$1,756	$8,543	$5,313

Per share data:
Net income, basic	$0.37	$0.28	$0.40	$0.25	$0.36	$0.27	$1.13	$0.80
Net income, diluted	$0.37	$0.28	$0.39	$0.24	$0.35	$0.26	$1.11	$0.78

Average number of shares outstanding - basic	7,592,140	6,666,168	7,573,252	6,634,462	7,569,038	6,687,942	7,581,292	6,666,497
Average number of shares outstanding - diluted	7,724,410	6,807,936	7,726,479	6,803,370	7,712,534	6,813,460	7,719,663	6,807,990
Shares outstanding period end	7,629,638	6,706,408	7,605,053	6,701,642	7,600,690	6,697,130	7,629,638	6,706,408
Return on average assets	1.03%	0.83%	1.12%	0.73%	1.04%	0.78%	1.07%	0.78%
Return on average common equity	10.42%	8.71%	11.35%	7.87%	10.40%	8.63%	10.72%	8.38%
Return on average common tangible equity	12.36%	9.46%	13.51%	8.48%	12.41%	9.32%	12.75%	9.03%
Net Interest Margin (non taxable equivalent)	3.55%	3.42%	3.67%	3.39%	3.61%	3.42%	3.61%	3.37%
Net Interest Margin (taxable equivalent)	3.60%	3.52%	3.71%	3.49%	3.66%	3.52%	3.66%	3.46%
Efficiency Ratio (1)	69.37%	69.64%	69.96%	75.64%	67.39%	72.56%	68.93%	72.06%

(1) Calculated by dividing non-interest expense by net interest income and non interest income, net of securities gains or losses and loss on extinguishment of debt.

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Three months ended September 30, 2018			Three months ended September 30, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$696,157	$8,277	4.72%	$569,461	$6,438	4.49%
Securities:	271,348	1,583	2.31%	254,401	1,442	2.25%
Federal funds sold and securities purchased	25,139	125	1.97%	14,717	41	1.11%
Total earning assets	992,644	9,985	3.99%	838,579	7,921	3.75%
Cash and due from banks	13,192			10,229
Premises and equipment	34,576			30,684
Other assets	52,895			37,272
Allowance for loan losses	(6,154)			(5,547)
Total assets	$1,087,153			$911,217

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$193,941	$154	0.32%	$157,329	$58	0.15%
Money market accounts	185,928	240	0.51%	168,380	109	0.26%
Savings deposits	106,677	35	0.13%	75,392	21	0.11%
Time deposits	185,857	387	0.83%	167,017	271	0.64%
Other borrowings	47,018	286	2.41%	52,139	235	1.79%
Total interest-bearing liabilities	719,421	1,102	0.61%	620,257	694	0.44%
Demand deposits	251,305			197,281
Other liabilities	8,535			7,455
Shareholders’ equity	107,892			86,224
Total liabilities and shareholders’ equity	$1,087,153			$911,217

Cost of funds, including demand deposits			0.45%			0.34%
Net interest spread			3.38%			3.31%
Net interest income/margin		$8,883	3.55%		$7,227	3.42%
Net interest income/margin FTE basis		$8,998	3.60%		$7,436	3.52%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$677,441	$23,974	4.73%	$561,844	$19,003	4.52%
Securities:	275,216	4,855	2.36%	261,728	4,319	2.21%
Federal funds sold and securities purchased under agreements to resell	23,669	306	1.73%	13,438	94	0.94%
Total earning assets	976,326	29,135	3.99%	837,010	23,416	3.74%
Cash and due from banks	13,398			11,253
Premises and equipment	34,972			30,512
Other assets	53,099			37,681
Allowance for loan losses	(6,023)			(5,414)
Total assets	$1,071,772			$911,042
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$191,528	$292	0.20%	$158,206	143	0.12%
Money market accounts	183,211	578	0.42%	168,153	320	0.25%
Savings deposits	106,581	109	0.14%	74,123	63	0.11%
Time deposits	190,877	1,022	0.72%	172,418	815	0.63%
Other borrowings	45,194	778	2.30%	54,461	739	1.81%
Total interest-bearing liabilities	717,391	2,779	0.52%	627,361	2,080	0.44%
Demand deposits	239,981			191,930
Other liabilities	7,886			7,026
Shareholders’ equity	106,514			84,725
Total liabilities and shareholders’ equity	$1,071,772			$911,042

Cost of funds, including demand deposits			0.39%			0.34%
Net interest spread			3.47%			3.30%
Net interest income/margin		$26,356	3.61%		$21,336	3.41%
Net interest income/margin FTE basis		$26,702	3.66%		$21,978	3.51%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	September 30,	December 31,	September 30,
Tangible book value per common share	2018	2017	2017
Tangible common equity per common share (non-GAAP)	$11.98	$11.66	$12.02
Effect to adjust for intangible assets	2.20	2.27	0.89
Book value per common share (GAAP)	$14.18	$13.93	$12.91
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.51%	8.56%	8.88%
Effect to adjust for intangible assets	1.40%	1.50%	0.59%
Common equity to assets (GAAP)	9.91%	10.06%	9.47%

Return on average tangible common equity	Three months ended September 30,		Three months ended June 30,		Three months ended March 31,		Nine months ended September 30,
	2018	2017	2018	2017	2018	2017	2018	2017
Return on average common tangible equity (non-GAAP)	12.36%	9..46%	13.51%	8.48%	12.41%	9.32%	12.75%	9.03%
Effect to adjust for intangible assets	(1.94)%	(0.75)%	(2.16)%	(0.61)%	(2.01)%	(0.69)%	(2.03)%	(0.65)%
Return on average common equity (GAAP)	10.42%	8.71%	11.35%	7.87%	10.40%	8.63%	10.72%	8.38%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.